   GENE LOGIC INC.
   MARCH 31, 2000
   EXHIBIT 11.1



                  Statement Re: Computation of Per Share Loss
                    (In thousands, except per share amounts)


                                                                   Three Months Ended
                                                                         March 31,
                                                 ---------------------------------------------------
                                                           2000                        1999
                                                 -------------------------      --------------------
   BASIC AND DILUTED:

   Weighted average common shares outstanding                     23,498                    19,710

   Net loss                                      $                (4,984)       $           (4,949)
                                                 =========================      ====================

   Net loss per common share                     $                 (0.21)       $            (0.25)
                                                 =========================      ====================